UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

CRAY INC.
 (Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

We have entered into an amendment to the Technology Agreement, dated March 31, 2000, with Silicon Graphics, Inc. (“SGI”). Under the Amendment, we may use certain SGI technology relating to a Fortran compiler across our product line; previously we were permitted to use that compiler technology only with respect to certain historical products and “Vector Supercomputers,” as defined in the Technology Agreement. In return, we have agreed to pay $800,000 and to provide certain source code for the compiler technology to SGI.

The amendment also permits us to market the compiler technology as a stand-alone product to third-parties in return for a 5% royalty payment. If we so market the compiler product, or in three years, we will provide related compiler technology in binary form to SGI and SGI may also use that technology as part of a stand-alone compiler product in return for a 5% royalty payment. Upon a change of control of SGI, we may terminate our obligations to deliver software codes to SGI and terminate certain of SGI rights under the Amendment.

Amendment No. 3 to the Technology Agreement is filed as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 3, dated as of March 28, 2008, to the Technology Agreement, dated March 31, 2000, between Silicon Graphics, Incl. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 7, 2008

Cray Inc.

By: /s/ Kenneth W. Johnson Kenneth W. Johnson Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Amendment No. 3, dated as of March 28, 2008, to the Technology Agreement, dated March 31, 2000, between Silicon Graphics, Incl. and the Company.

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